Exhibit 99.1

December 10, 2002

Via Federal Express

Re: Notice of Redemption - 6% Preferred Stock.

Dear __________________,

        The Board of Directors of the Company has voted to redeem all of the outstanding Group 1 6% Preferred Stock. In accordance with Section 6.3 of the Certificate of Designation, Voting Powers, Preferences and Rights regarding the 6% Cumulative, Convertible, Preferred Stock, all shares of the 6% Preferred Stock then outstanding will be purchased (“Redeemed”) by Group 1 on January 15, 2003 (the “Redemption Date”).

        The redemption price is set by the terms of the Preferred Stock at $20.00 per share. As of the redemption date, shareholders will receive the $20.00 per share, plus all unpaid dividends that have accrued up to the close of business on January 14, 2003. After that, no further dividends will accrue.

        All certificates for shares of 6% Preferred Stock must be sent to Edward Weiss, Secretary of Group 1 Software, at our headquarters address shown at the top of this letter. If you have misplaced your certificates for the 6% Preferred Stock, please fill out the enclosed Notice of Lost Stock Certificates and send it to Mr. Weiss. Following receipt of the shares, the redemption payment plus unpaid dividends will be sent to you.

        As an alternative to the redemption described above, please be reminded that until the close of business on January 14, 2003, holders of shares of 6% Preferred Stock are entitled to exchange any or all of their shares for shares of Group 1’s Common Stock (“Conversion”). The current Conversion Rate (which reflects the two-for-one split in Group 1’s Common Stock effective as of November 15, 2002) would result in the issuance to you of three shares of Common Stock for every one share of 6% Preferred Stock that is converted.

Decmeber 10, 2002

        For a holder to convert shares of 6% Preferred Stock, he or she must deliver to Mr. Weiss the certificate for the shares to be converted, duly endorsed or assigned in blank. These shares must be accompanied by a completed Notice to Convert. A form you may use to give this Notice to Convert is enclosed. Again, if you have misplaced your share certificates for the 6% Preferred Stock, simply use the enclosed Notice of Lost Stock Certificates and send it to Mr. Weiss with the Notice to Convert form.

        Conversion shall be deemed to have been effected on the date when the foregoing materials from you are delivered to Mr. Weiss. He will instruct Group 1’s transfer agent, American Stock Transfer & Trust Company, promptly to issue and deliver to the holder a certificate or certificates for the number of shares of Common Stock to which the holder is entitled.

        You may wish to seek advice from your investment and tax advisors as to how you wish to act with regard to your right to choose either to convert your shares of 6% Preferred Stock into Group 1 Common Stock or to accept Group 1’s redemption of this stock for cash. We understand that the conversion of the 6% Preferred Stock into Common Stock is a tax-free exchange, but you should confirm this with your tax advisor.

        If you have any questions, please call me or Mr. Weiss at (800) 368-5806. On behalf of all of Group 1, thanks for your very important and long-time support of the Company.

Best regards, /s/

RSB:jmw Enclosures cc: Donna Ansboro, VP, AST (via e-mail)

NOTICE TO CONVERT 6% PREFERRED STOCK

        Notice is hereby given that the undersigned, a holder of the 6% Cumulative, Convertible Preferred Stock certificate issued to the undersigned by Group 1 Software, Inc. (f/k/a COMENT Corporation), hereby elects to convert such shares to Common Stock in accordance with Group 1’s letter of December 9, 2002.

        The Common Stock to be issued should be issued as follows:

Name	Address	No. of Shares of Common Stock

IN WITNESS WHEREOF, I have hereto set my hand and seal this ___ day of January, 2003.

By: Date:	———————————— ————————————

NOTICE OF LOST CERTIFICATE OF STOCK

        Notice is hereby given that the 6% Cumulative, Convertible Preferred Stock certificate issued to the undersigned by Group 1 Software, Inc. (f/k/a COMENT Corporation) has been lost or mislaid.

        Application is hereby made by the undersigned to note on the Group 1 Software stock register such absence of the aforesaid certificate for the purposes of the undersigned either converting its shares of the 6% Preferred Stock into Group 1 Common Stock pursuant to Group 1’s letter of December 9, 2002, or being eligible to receive the redemption price for the 6% Preferred Stock as described in Group 1’s December ___, 2002 letter.

        The undersigned hereby agrees to indemnify and save harmless Group 1 Software against any loss or damage to which it is subject by reason of following the express directions set out above in this Notice.

        IN WITNESS WHEREOF, I have hereto set my hand and seal this ___ day of January, 2003.

By: Date:	———————————— ————————————